Exhibit 10.2(a)

November 20, 2012

Wilmington Trust, National Association

As Administrative Agent and Collateral Agent

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Alecia Anderson

Re: WCI Communities Inc. Note Purchase Agreement

Reference is made to that certain Note Purchase Agreement, dated as of June 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among WCI Communities, Inc. (as “Issuer”), the Guarantors party thereto, the noteholders from time to time party thereto (the “Noteholders”), and Wilmington Trust, National Association as collateral agent and as administrative agent (“Agent”). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

Section 1.                                           Request of Issuer to enter into Financing Transaction for the Town Center at Pelican Preserve (Fort Myers, Florida)

WCI Communities LLC, a wholly-owned subsidiary of the Issuer (“WCI LLC”) is the owner of an amenity known as Town Center in its Pelican Preserve community located in Fort Myers, Florida.  Issuer and WCI LLC desire to enter into a financing agreement in the principal amount of Ten Million and No/100 Dollars ($10,000,000) with Stonegate Bank (“Lender”) for the Town Center at Pelican Preserve, substantially in accordance with the terms and provisions of the Commitment Letter attached hereto as Exhibit “A” (“Commitment Letter”) and incorporated herein by reference (the “Town Center Financing”).

Issuer is requesting that the Noteholders:

(a) consent to and permit Issuer and WCI LLC to incur or guarantee indebtedness by entering into a financing agreement and related documentation for the Town Center Financing (collectively, the “Loan Documentation”), on such terms and conditions as set forth in the Commitment Letter and such other terms as are satisfactory to the Noteholders and Agent,

(b) consent to the amendment of Section 1.01 of the Note Purchase Agreement by:

(i) deleting the definition of “Permitted RC Facility” in its entirety and replacing it with the following:

“Permitted RC Facility” means up to an aggregate $35,000,000 (or $25,000,000 so long as the Town Center Financing is outstanding) or, with the prior written consent of the Majority Noteholders, up to $50,000,000 (or $40,000,000 as long as the Town Center Financing is outstanding) revolving credit facility in form and substance reasonably acceptable to the Majority Noteholders, with all initial lenders thereunder being financial institutions that are reasonably acceptable to the Majority Noteholders”

and (ii) adding the following definition of “Town Center Financing” in its proper alphabetical order:  “Town Center Financing” has the meaning set forth in the Amendment and Waiver letter agreement to this Agreement dated November 20, 2012

and

(c) waive the following provisions of the Note Purchase Agreement solely in connection with the Town Center Financing:

Section 2.03(b) (Prepayments — Mandatory Prepayments)

Section 5.08 (Ownership of Property) (allowing the Lender to have a first lien on all Property set forth in Section 8 of the Commitment Letter)

Section 5.09 (Indebtedness) (allowing the Issuer and WCI LLC to incur secured Indebtedness pursuant to the Commitment Letter)

Section 5.10 (Liens) (allowing the Issuer and WCI LLC to incur the Liens set forth in Section 8 of the Commitment Letter)

Section 5.15 (Letters of Credit)

Section 5.23 (Security Interests) (allowing a first lien to be held by the Lender on the Property and other assets as set forth in Section 8 of the commitment Letter

Section 6.11(b) (Additional Collateral) (allowing a first lien to be held by the Lender on any Property that may be acquired and which is covered by the Lender’s security interest on the Property set forth in Section 8 of the Commitment Letter)

Section 6.13 (Collateral) (allowing a first lien to be held by the Lender on the Property and other assets set forth in Section 8 of the Commitment Letter)

Section 7.01 (Permitted Indebtedness)

Section 7.02 (Permitted Liens)

Section 7.03(Investments; Acquisitions) (allowing an investment by the Issuer in WCI LLC with the proceeds of the Town Center Financing)

Section 7.09 (Limitation on Cash Outside of Control Accounts)

Section 2               Amendment and Waiver.

Each Noteholder that executes this letter agrees to: (i) the amendment of the definition of “Permitted RC Facility” and the addition of the defined term “Town Center Financing” each in Section 1.01 of the Note Purchase Agreement and (ii) the waiver of the provisions of Section 2.03(b), Section 5.08, Section 5.09, Section 5.10, Section 5.15, Section 5.23, Section 6.11(b), Section 6.13, Section 7.01, Section 7.02, Section 7.03 and Section 7.09 of the Note Purchase Agreement, solely in connection with the Town Center Financing, and subject to the approval by the Noteholders and Agent of the Loan Documentation (“Amendment and Waiver”).

Section 3.              Condition Precedent.

This Amendment and Waiver shall not be effective unless and until executed by the Issuer, WCI LLC, the Agent and the Noteholders.

Section 4.              Ratification; References.

(a)     Except as expressly waived hereby, the Note Purchase Agreement and the other Note Documents remain in full force and effect and are hereby ratified and affirmed by the Issuer and WCI LLC.

(b)     This Amendment and Waiver supplements and amends the Note Purchase Agreement, shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed to be a waiver or consent granted pursuant to, or a waiver, amendment, modification or forbearance of, any term or condition of the Note Purchase Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Note Purchase Agreement, whether or not known to the Agent or any of the Noteholders.

(c)     This Amendment and Waiver constitutes a Note Document under the Note Purchase Agreement.

(d)     All references in the Note Purchase Agreement to “this Agreement”, “hereof’, “herein”, or words of like import and all references in each other Note Document to the Note Purchase Agreement, “thereunder”, “thereof” or words of like import shall be deemed to be a reference to the Note Purchase Agreement as amended/supplemented hereby.

Section 5.              Governing Law.

This Amendment and Waiver shall, in accordance with Section 5-1401 of the General Obligation Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

Section 6.              Expenses.

All reasonable out-of-pocket fees, costs and expenses incurred by the Agent and Noteholders in connection with the preparation, negotiation, execution and administration of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of their counsel, shall be paid or reimbursed by the Issuer, promptly upon receipt of invoices therefor.

Section 7.              Counterparts.

This Amendment and Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment and Waiver by telecopy or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

Section 8.              Successors and Assigns.

The provisions of this Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.              Severability.

If any provision of this Amendment and Waiver shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

Section 10.            Miscellaneous.

The parties hereto shall, at any time from time to time following the execution of this Amendment and Waiver, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment and Waiver.

Section 11.            Headings.

Section headings in this Amendment and Waiver are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Waiver.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Please execute a copy of this letter in the space provided below to acknowledge your agreement to the foregoing.

Sincerely,

WCI Communities, Inc., as Issuer
By:	/s/ Sheila Leith
Its:	Vice President and Treasurer

WCI Communities, LLC, as Guarantor
By:	/s/ Sheila Leith
Its:	Vice President and Treasurer

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Alecia Anderson
Name: Alecia Anderson
Title: Authorized Person

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

STONEHILL INSTITUTIONAL PARTNERS, L.P.

/s/ Michael Stern

By:	Stonehill Capital Management LLC, its adviser
Name:	Michael Stern
Title:	Managing Director

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

MONARCH MASTER FUNDING Ltd.

By:	Monarch Alternative Capital LP, its investment manager

By:	/s/ Christopher Santana
Name:	Christopher Santana
Title:	Managing Principal

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

KPB FINANCIAL CORP. NON-QUALIFIED
DECOMMISSIONING TRUST FOR TURKEY
POINT AND ST. LUCIE NUCLEAR PLANTS,
SOLELY WITH RESPECT TO THE ASSETS
MANAGED BY WESTPORT CAPITAL
PARTNERS, LLC

BNY Mellon Trust of Delaware, successor by
operation of merger to Mellon Trust of
Delaware, National Association as Trustee, not
individually but solely in its capacity as
Directed Trustee on behalf of the Trust

By:	/s/ Joseph Kohlman
Name:	Joseph Kohlman
Title:	Agent

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

NEXTERA ENERGY DUANE ARNOLD, LLC
NON-QUALIFIED DECOMMISSIONING
TRUST FOR THE DUANE ARNOLD
ENERGY CENTER NUCLEAR POWER
PLANT, SOLELY WITH RESPECT TO THE
ASSETS MANAGED BY WESTPORT
CAPITAL PARTNERS LLC

BNY Mellon Trust of Delaware, successor by
operation of merger to Mellon Trust of
Delaware, National Association as Trustee, not
individually but solely in its capacity as
Directed Trustee on behalf of the Trust

By:	/s/ Joseph Kohlman
Name:	Joseph Kohlman
Title:	Agent

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

NEXTERA ENERGY POINT BEACH, LLC

NON-QUALIFIED DECOMMISSIONING

TRUST FOR THE POINT BEACH NUCLEAR

PLANT UNITS, SOLELY WITH RESPECT TO THE

ASSETS MANAGED BY WESTPORT

CAPITAL PARTNERS LLC

BNY Mellon Trust of Delaware, successor by

operation of merger to Mellon Trust of

Delaware, National Association as Trustee, not

individually but solely in its capacity as

Directed Trustee on behalf of the Trust

By:	/s/ Joseph Kohlman
Name:	Jospeh Kohlman
Title:	Agent

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

PALISADES REAL ESTATE (CAYMAN),

L.P.

By:	Palisades GP, LLC,
its General Partner
By:	Westport Capital Partners LLC,
its Manager

By:	/s/ Howard Fife
Name:	Howard Fife
Title:	Principal

By:	/s/ Marc Porosoff
Name:	Marc Porosoff
Title:	Principal and General Counsel

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

NOTEHOLDER:

PALISADES REAL ESTATE II (CAYMAN),

L.P.

By:	Palisades GP, LLC,
its General Partner
By:	Westport Capital Partners LLC,
its Manager

By:	/s/ Howard Fife
Name:	Howard Fife
Title:	Principal

By:	/s/ Marc Porosoff
Name:	Marc Porosoff
Title:	Principal and General Counsel

Signature Page to November 2012 Waiver Letter Between WCI Communities, Inc., Wilmington Trust, National Association as Administrative Agent and Collateral Agent, and the Noteholders Defined Therein

EXHIBIT A

October 24, 2012

WCI Communities, Inc.

WCI Communities, LLC

24301 Walden Center Drive

Bonita Springs, FL  34134

Re:                             Stonegate Bank / Pelican Preserve

Gentlemen:

This letter constitutes the Commitment of Stonegate Bank (“Bank”) to make a $10,000,000.00 credit facility (“Loan”) to the entities described below as the borrower (jointly and severally, the “Borrower”).  The terms and conditions of this Commitment are as follows:

1.             BORROWER:  WCI Communities, Inc., a Delaware corporation (“Inc”); and WCI Communities, LLC, a Delaware limited liability company (“LLC”), jointly and severally.

2.             MAXIMUM PRINCIPAL AMOUNT OF LOAN:  $10,000,000.00.  The Loan shall be comprised of a revolving line of credit for a period of thirty-six (36) months following the Loan Closing (“Revolving Phase”), followed by a twenty-four (24) month term loan (“Term Phase”).  During the Revolving Phase, the Borrower may borrow, repay and reborrow advances under the Loan up to $10,000,000.00 outstanding at any given time provided no default exists under the Loan.  During the Revolving Phase the Borrower shall have the right, provided no default exists under the Loan, to request Bank to issue standby letters of credit for the benefit of Borrower up to the aggregate amount of $5,000,000.00 outstanding at any given time.  The following shall be applicable with respect to the letters of credit:  (i) each letter of credit must be in form and substance satisfactory to Bank; (ii) no letter of credit may have an expiry date beyond the Revolving Phase; (iii) each letter of credit shall reduce the availability under the Loan dollar for dollar; (iv) all letters of credit in the aggregate may not exceed $5,000,000.00 at any given time; (v) Borrower shall pay to Bank an annual fee of 75 basis points of the face amount of each letter of credit and shall pay the Bank’s customary issuance and renewal fees associated with letters of credit; and (vi) any issued letters of credit will not count as amounts outstanding for purposes of calculating the non-use fee.

3.             INTEREST RATE:  Interest on the unpaid outstanding principal balance shall be payable as follows:  (i) during the Revolving Phase:  a variable rate per annum equal to the Bank’s Prime Rate published in the Wall Street Journal (or other comparable rate in the event the Wall Street Journal no longer publishes a Prime Rate) (adjusted with each change in such Prime Rate) plus 100 basis points, but with a floor rate per annum of 4%; and (ii) during the Term Phase: a fixed rate per annum equal to the ask yield of the corresponding U.S. Treasury Bond for a term of five (5) years (calculated as of the expiration of the Revolving Phase) plus

300 basis points, but with a floor fixed rate of 5% per annum.  Interest shall be payable based upon a 360-day year and shall be computed on a daily basis.

4.             MATURITY DATE:  The Maturity Date shall be five (5) years from the date of Loan closing.

5.             PRINCIPAL AND INTEREST PAYMENTS:  Commencing ninety (90) days following the Loan Closing, and continuing on the same day of each successive quarter until the commencement of the Term Phase, Borrower shall make quarterly payments of interest only until the expiration of the Revolving Phase.  Commencing on the 5th day of the month following the commencement of the Term Phase and continuing on the same day of each month thereafter, Borrower shall make equal monthly payments of principal and interest in an amount necessary to fully amortize the outstanding principal balance of the Loan as of the expiration of the Revolving Phase over 15 years based upon the fixed rate established at the expiration of the Revolving Phase.  The outstanding principal balance, together with accrued and unpaid interest shall be due and payable as of the Maturity Date.

6.             FEES:  Borrower shall pay a nonrefundable Loan Commitment Fee of $75,000.00 which shall be payable one-half (1/2) upon acceptance of this Commitment and the balance at Closing.  In addition to the foregoing, Borrower shall pay to Lender the following:  (i) an annual renewal fee of $75,000.00 per year during the Revolving Phase on the anniversary of the Loan Closing; and (ii) a non-use fee during the Revolving Phase equal to 25 basis points per annum based on the average unfunded portion of the Loan exclusive of the amount in the pledged account (letters of credit shall not be deemed a funded portion of the Loan).

7.             USE OF PROCEEDS:  The proceeds of the Loan shall be used for general corporate purposes.

8.             SECURITY PROPERTY:  LLC shall grant to Bank a perfected first lien on the following: (i) “Town Center Fees and Charges” (as that term is defined in the Town Center Declaration for Sun City Center Ft. Myers recorded in Official Records Book 3535, Page 4496 of the Public Records of Lee County, Florida, as amended; (ii) the real property and improvements on the Pelican Preserve Town Center including +/- 70,000 square foot improvements on +/- 23.98 acres (“Project”) pursuant to a Mortgage and Security Agreement; (iii) all personal property owned by Borrower at the Project; (iv) all leases, rents, profits, permits and other appurtenances applicable to the Project; (v) pledge of an account to be established and maintained at Bank in the initial amount of $800,000.00 (which amount shall be adjusted annually by Borrower’s determination of Borrower’s projected share of operating deficits for the Project, which shall be subject to Bank’s reasonable consent (the “Deficit Account”); and (vi) all rights of the “Declarant” and “Town Center Owner” under the Declaration (the assignment contemplated by this subparagraph [iv] is a collateral assignment).

9.             BANK’S COUNSEL:  The reasonable cost of Bank’s legal counsel shall be charged to, and be paid by, Borrower.  Bank’s legal counsel is Mark K. Somerstein, Esquire, Greenspoon Marder, P.A., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301.

10.          QUALITY OF DOCUMENTS AND ITEMS:  Each document and item required to be submitted to Bank pursuant to this Commitment shall be satisfactory in form and substance to Bank.

11.          LOAN DOCUMENTS AND ITEMS REQUIRED FOR CLOSING:

(a)           Note:  Including provisions for the following:

(i)            Late Charges:  The note shall permit the collection of late payment charges of 5% of the amount of any late payment.

(ii)           Default Rate:  After a Loan default occurs, and while it remains uncured, the interest rate in effect may be increased to the lesser of (A) the maximum rate permitted by applicable law at the time of the default, or (B) eighteen percent (18%) per annum.

(b)           Security Instruments:  An assignment of collateral set forth in Section 8 above by virtue of, amongst other things, collateral assignments, mortgage and security agreement and assignment of rents encumbering the Project, pledge agreement, a mortgagee title insurance policy in the amount of the Loan from a title insurance company acceptable to Lender and otherwise meeting Lender’s title insurance requirements, UCC-1 financing statements, a loan agreement and any other documents customarily utilized in loans of this nature.  In addition to the foregoing, Bank must receive and approve a current survey of the mortgaged property.

(c)           Authority Documents:  Corporate documents which evidence the necessary authorization for the actions to be taken by Borrower.  Appropriate documents shall include the organizational documents, corporate resolutions, an incumbency certificate, and a current certificate of good standing.

(d)           Insurance:  Borrower shall maintain proper casualty, windstorm, flood, liability and business interruption insurance and fidelity bond in amounts reasonably acceptable to Bank, naming Bank as loss payee as its interest may appear.

(e)           Tax ID:  Borrower’s federal taxpayer identification number.

(f)            Conditions Precedent to the Loan:  Each of the following items shall be independent conditions precedent to Bank’s (and with respect to subparagraph (vi), Borrower’s) obligation to proceed with the funding and closing of the Loan:

(i)            Proper execution and delivery of a loan agreement, and the other Loan Documents in form satisfactory to Bank which shall embody the terms hereof together with the customary and usual representations and warranties applicable to the Borrower’s existence, financial condition, title to its assets, lack of encumbrances, lien position and enforceability of security interest in favor of Bank;

(ii)           Certificate that there has not been any material adverse change in the security or the financial condition of Borrower from that reflected on the Borrower’s financial statement most recently furnished to Bank prior to the date of this Commitment Letter;

(iii)          Certificate of the Borrower disclosing pending material litigation against Borrower;

(iv)          Certificate of the Borrower certifying that Borrower has not committed any act or suffered to exist any condition that would have breached the warranties or covenants of or created a default under the Loan Documents, had the Loan Documents been in effect as of the date hereof;

(v)           Bank’s review and approval of the association and club documents governing the Borrower, including, without limitation, the Declaration.

(vi)          Approval of this Commitment Letter by: (x) a majority of the Noteholders of the Note Purchase Agreement; and (ii) a majority of the Borrower’s shareholders, each by November 15, 2012.  In the event Borrower has not notified Bank in writing by November 15, 2012, that these conditions have not been satisfied, then these conditions shall be deemed waived by Borrower.  In the event Borrower notifies Bank in writing that these conditions have not been satisfied by November 15, 2012, then this Commitment Letter shall be deemed terminated and Bank shall refund any deposits paid to date, less all of the Bank’s third party fees incurred to the date of termination including, without limitation, reasonable attorneys’ fees.

(g)           Opinion Letter:  Receipt and approval of an opinion letter from Borrower’s counsel in form and substance reasonably acceptable to Bank.

(h)           Inspection Report:  Current environmental audit (Phase I, or Phase II if required) and property inspection of the Project certified in favor of Bank, all in form and substance reasonably acceptable to Bank.

(i)            Appraisal:  An appraisal of the Project to be ordered by Bank and paid for by Borrower, all in form and substance reasonably acceptable to Bank.

(j)            Title:  Bank’s review and approval of title, survey and liens affecting the Project.

(k)           Miscellaneous:  All other Loan documents or items that are customarily provided in loan transactions of this type.

12.          GENERAL CONDITIONS:

(a)           Assignments:  Neither this Commitment nor any interest in it may be assigned by Borrower without Bank’s prior written approval.

(b)           Entire Agreement:  This Commitment, when accepted, shall constitute the entire agreement between Borrower and Bank, and it may not be altered or amended unless agreed to in writing by Bank and the Borrower.

(c)           Loan Application:  The issuance of this Commitment is based upon the accuracy of your representations and statements, any loan application and all additional information, representations, exhibits and other matters submitted to Bank for consideration.  Bank shall have the option to declare this Commitment void, if there shall have been any material misrepresentation or misstatement or any material error in anything submitted to Bank, or, if prior to the initial Loan disbursement, there shall have been a material adverse change in the financial condition of Borrower or in the state of facts submitted to Bank, or Borrower has become insolvent or bankrupt.

(d)           Indemnification:

(i)            The Borrower shall indemnify and hold Bank and its directors, officers, agents, employees, and attorneys harmless from all liability, loss, expense or damage of any kind or nature, including, without limitation, any suits, proceedings, claims, demands, or damages (including attorneys’ fees and costs paid or incurred in connection therewith at both trial and appellate levels), incurred or arising by reason of:

A.            Any claim or action for the payment of any brokerage commissions or fees which may be claimed to be payable in connection with this Commitment;

B.            The past, present or future handling, storage, transportation, or disposal of hazardous substances; and

C.            The Loan and/or the transactions contemplated thereunder except to the extent caused by virtue of the Bank’s gross negligence or willful misconduct.

(ii)           These indemnifications shall survive the full payment and performance of the obligations of the Borrower under the Loan documents.

(e)           Waiver of Jury Trial:  The Loan Documents shall include Bank’s current standard provisions for waiver of jury trial of any controversy or claim arising out of or related to the Loan Documents.  This Commitment Letter and the Loan Documents shall be construed in accordance with Florida law and venue shall be in Lee County, Florida.

13.          SPECIAL CONDITIONS SUPPLEMENT:  Special provisions of this Commitment are set forth on the Special Conditions Supplement which is attached hereto and incorporated herein by reference. If any such special provision is in conflict with another term or condition of this Commitment, the special provision shall prevail.

14.          ACCEPTANCE/EXPIRATION:  Please indicate your acceptance of this Commitment by signing the enclosed duplicate original of this Commitment Letter and returning it to Bank.  This Commitment shall be void, at Bank’s option, unless an acceptance is received on or before November 15, 2012.  If this Loan is not closed before December 21, 2012, this Commitment shall, at Bank’s option, expire and be of no further force and effect.

Very truly yours,

SECTION 1.   STONEGATE BANK

By:
Tom Fuess, Senior Vice President

The undersigned accepts the terms and conditions of the foregoing Loan Commitment on behalf of Borrower.

BORROWER:

WCI COMMUNITIES, INC., a Delaware corporation

By:
Print Name:
Title:
Date:	, 2012

WCI Communities, LLC, a Delaware limited liability company

By:
Print Name:
Title:
Date:	, 2012

SPECIAL CONDITIONS SUPPLEMENT

TO COMMITMENT LETTER

1.                                      Financial Reporting Requirements:

(a)                                 WCI Communities, Inc. shall provide Bank with annual audited consolidated financial statements, in conformity with generally accepted accounting principles applied on a consistent basis, within one hundred twenty (120) days of fiscal year end, to be prepared by a Certified Public Accountant reasonably acceptable to Bank.

(b)                                 WCI Communities, Inc. shall provide Bank quarterly interim statements prepared by WCI Communities, Inc. (in form and substance satisfactory to the Bank) within forty-five (45) days following each quarterly end other than the fourth quarter.  The quarterly statements shall include, without limitation with respect to the Project only:  (i) a listing of all units owners; (ii) an aging report; (iii) a delinquency report; and (iv) a closed unit sales report.

2.                                      Principal Covenants:

(a)                                 Borrower shall maintain and preserve its corporate existence and all rights, privileges, franchises and other authority necessary for the conduct of its business.

(b)                                 Borrower shall maintain its properties and facilities with respect to the Project in good order in all material respects.

(c)                                  Borrower shall pay and discharge all taxes, assessment and governmental charges in a timely manner, except those being contested in good faith.

(d)                                 Borrower shall inform Bank within ten (10) days of its becoming aware of any actual or potential contingent liabilities in excess of Fifty Thousand Dollars ($50,000) in the aggregate, as to Project.

(e)                                  Borrower shall, with respect to the Project, comply with all governmental laws, codes and ordinances, in all material respects.

(f)                                   Borrower shall maintain all of its operating and reserve accounts for the Project with Bank during term of Loan.

(g)                                  Borrower shall respond to delinquency of assessments with respect to the Project in a timely manner.

(h)                                 Borrower shall maintain a professional management company with respect to the Project reasonably acceptable to Bank.  Bank agrees that Castle Management LLC, the current property manager for the Project, is acceptable to the Bank.

(i)                                     Borrower shall not, without the prior written consent of Bank:

(i)                                     permit to exist a lien on or pledge any of the collateral for the Loan other than any second lien in favor of WCI Communities, Inc. noteholders under the existing Note Purchase Agreement; provided, however, any such second lienholder must execute and

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deliver to Bank a subordination agreement in form and substance satisfactory to Bank fully subordinating such lien;

(ii)                                  merge with another entity unless Borrower is the surviving entity;

(iii)                               sell, lease, assign, or otherwise dispose of or transfer any assets related to the Project, except in the ordinary course of business; and

(iv)                              modify the association or club documents in a manner which could be adverse to the Bank in any material respect.  Without limiting the generality of the foregoing, Borrower shall not waive or excuse the payment of assessments other than delinquencies in the ordinary course of business.

3.                                      Events of Default:  The occurrence of any of the following as they relate to the Borrower shall constitute an event of default:

(a)                                 Failure to pay principal or interest or any other payment due to Bank under any note or collateral security document executed in connection with the Loan.

(b)                                 Failure to perform any other obligation imposed upon Borrower by the Loan Documents within the time period specified.

(c)                                  Any representation, warranty, statement or certificate reasonably determined by Bank to be untrue in any material respect.

(d)                                 Violation of any agreement or contract with Bank or other lenders.

(e)                                  Filing of any petition for adjudication as a bankrupt or for reorganization, whether voluntary or involuntary (other than, in the case of any involuntary petition, to the extent it is dismissed within 90 days); the appointment of a receiver or trustee or other similar officer or other insolvency proceeding with respect to any substantial part of their property; a general assignment for the benefit of creditors; or any dissolution or liquidation or winding up of the affairs of the Borrower.

(f)                                   A default under any agreement Borrower may have with the Bank shall constitute a default under the Loan and a default under the Loan shall constitute a default under any other agreement between Bank and Borrower.

(g)                                  (i) A final judgment, other than a final judgment in connection with any condemnation, and including any judgment or other final determination of any contest is entered against Borrower that (A) materially and adversely affects the value, use or operation of the collateral; (B) materially and adversely affects, or may reasonably adversely affect, the validity, enforceability or priority of the lien or security interest created by any Loan Document; or both; or (ii) execution of other final process issues thereon with respect to the collateral; and (iii) Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution therein, in any event within sixty (60) days of entry.

(h)                                 Any federal, state or local tax lien is recorded against the Borrower and is not removed by payment or bonded within thirty (30) days following recording.

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(i)                                     Any federal, state or local tax lien or claim of lien for labor, materials or any other lien or encumbrance of any nature whatsoever is recorded against the Project and is not removed by payment or transferred to substitute security in the manner provided by law within thirty (30) days after it is recorded in accordance with applicable law, or is not contested by Borrower.

(j)                                    Borrower shall cease to be qualified to do or transact business in the State in which the Borrower’s assets are located, or shall be dissolved, or shall sell all or substantially all of its assets.

(k)                                 Any sale, conveyance, transfer, assignment or other disposition of all or any part of the collateral with respect to the Project (other than in the ordinary course of business).

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